Exhibit 99.1

DIRECTV Announces Second Quarter 2013 Results

DIRECTV Revenues Grow 7% to $7.7 Billion.

  Revenue driven by DIRECTV U.S. ARPU growth of 4.6% along with strong DIRECTV Latin America subscriber growth over the last year.

DIRECTV OPBDA Increases 4% to $2.1 Billion Driven by Strong DIRECTV U.S. Results.

DIRECTV's Diluted EPS Improves 8% to $1.18.

DIRECTV Repurchases $2.0 Billion of Stock in the First Half of 2013.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--August 1, 2013--DIRECTV (NASDAQ:DTV) today announced an increase in second quarter 2013 revenues of 7% to $7.70 billion, operating profit before depreciation and amortization1 (OPBDA) of 4% to $2.08 billion, a decline in operating profit of 4% to $1.35 billion, and higher earnings per share of 8% to $1.18 compared to last year's second quarter.

“Our second quarter consolidated results highlight the benefits of our diversified portfolio of businesses as DIRECTV, the world's largest pay-TV company, grew its subscriber base to nearly 37 million customers,” said Mike White, president and CEO of DIRECTV. “While macro-economic and operational challenges in Latin America impacted our results, particularly in Brazil, contributions from successfully executing on DIRECTV U.S.' long term strategic imperatives combined with our share repurchase program drove solid revenue, earnings per share and free cash flow in the quarter.”

DIRECTV'S Operational Review

DIRECTV Consolidated	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except Earnings per Common Share	2013	2012	2013	2012
Revenues	$7,700	$7,224	$15,280	$14,270
Reported Operating Profit Before Depreciation and Amortization(1)	2,081	2,009	4,001	3,912
Reported OPBDA Margin(1)	27.0%	27.8%	26.2%	27.4%
Reported Operating Profit	1,350	1,411	2,592	2,719
Reported Operating Profit Margin	17.5%	19.5%	17.0%	19.1%
Reported Net Income Attributable to DIRECTV	660	711	1,350	1,442
Reported Diluted Earnings Per Common Share	1.18	1.09	2.37	2.16
Capital Expenditures and Cash Flow
Cash paid for property and equipment	193	215	345	368
Cash paid for subscriber leased equipment - subscriber acquisitions	403	290	772	702
Cash paid for subscriber leased equipment - upgrade and retention	236	159	463	347
Cash paid for satellites	116	126	194	184
Cash Flow Before Interest and Taxes(2)	1,179	1,028	2,286	2,336
Free Cash Flow(3)	526	471	1,236	1,423
Adjusted Financial Results
Adjusted Operating Profit Before Depreciation and Amortization(1)			4,167	3,912
Adjusted OPBDA Margin(1)			27.3%	27.4%
Adjusted Operating Profit			2,758	2,719
Adjusted Operating Profit Margin			18.0%	19.1%
Adjusted Net Income Attributable to DIRECTV			1,486	1,442
Adjusted Diluted Earnings Per Common Share			2.61	2.16

"Adjusted" financial results in the table above and year-to-date discussion below exclude a $166 million pre-tax charge ($136 million after-tax) associated with the revaluation of the net monetary assets of the company's subsidiary in Venezuela at the time of the Bolivar's devaluation in February 2013.

Second Quarter Review

DIRECTV's second quarter revenues of $7.70 billion increased 7% principally due to higher ARPU at DIRECTV U.S., as well as subscriber growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S. over the last twelve months. These increases were partially offset by lower ARPU at DTVLA primarily due to unfavorable exchange rates. Also in the quarter, OPBDA increased 4% to $2.08 billion while operating profit fell to $1.35 billion. OPBDA and operating profit margin declined to 27.0% and 17.5%, respectively, primarily due to higher programming costs at both DIRECTV U.S. and DTVLA, as well as increased upgrade and retention spending at DIRECTV U.S., partially offset by lower subscriber acquisition costs at DIRECTV U.S. Operating profit margin was also impacted by higher depreciation and amortization at both DTVLA and DIRECTV U.S. resulting from higher leased equipment and infrastructure capital expenditures, as well as additional depreciation associated with capitalized installation costs and subscriber equipment related to the higher subscriber churn at Sky Brasil(5).

Net income attributable to DIRECTV declined to $660 million mainly due to the lower operating profit. Also impacting the comparison was a $59 million non-cash pre-tax charge in 2013 due to the deconsolidation of DIRECTV Sports Network (DSN) Northwest resulting from the renegotiation with the Seattle Mariners regarding DIRECTV's ownership in the venture, as well as a $64 million charge in 2012 for the loss on the early retirement of debt. Both of these charges were recorded on the "Other, net" line of the Consolidated Statements of Operations. Diluted earnings per share grew 8% to $1.18 in the quarter as the lower net income was offset by share repurchases made over the last twelve months.

Cash flow before interest and taxes2 increased 15% to $1.18 billion and free cash flow3 increased 12% to $526 million compared to the second quarter of 2012 primarily due to the higher OPBDA and higher cash generated from working capital mostly due to the timing of receivables and a reduction in inventory levels at DIRECTV U.S. These increases were partially offset by higher capital expenditures at both DIRECTV U.S. and DTVLA, mostly related to increased cash paid for leased equipment at DIRECTV U.S. associated with higher penetration of advanced boxes to both new and existing customers. Free cash flow was also impacted by lower net interest payments due to timing as well as an increase in income tax payments related to the reversal of prior bonus depreciation deductions and timing of tax payments.

Also during the quarter but not included in free cash flow was cash paid for share repurchases of $590 million, as well as a May 2013 issuance by DIRECTV U.S. of €500 million (or about $650 million) aggregate principal amount of 2.750% Senior Notes due in 2023. In addition, there was $275 million of commercial paper outstanding along with $52 million on Sky Brasil's BNDES facility as of June 30, 2013.

Year to Date Review

DIRECTV's revenues for the first six months of 2013 of $15.28 billion increased 7% principally due to higher ARPU at DIRECTV U.S. as well as subscriber growth over the last year at DTVLA and DIRECTV U.S. These increases were partially offset by lower ARPU at DTVLA primarily due to unfavorable exchange rates. Year to date adjusted OPBDA increased 7% to $4.17 billion and adjusted operating profit increased 1% to $2.76 billion compared with the same period of 2012. Adjusted OPBDA margin was relatively unchanged in the period as increased programming and upgrade and retention costs at DIRECTV U.S., combined with higher general and administrative expenses at DTVLA were mostly offset by lower subscriber acquisition costs at DIRECTV U.S. Adjusted operating profit margin was also negatively impacted by higher depreciation and amortization at both DTVLA and DIRECTV U.S. resulting from higher leased equipment and infrastructure capital expenditures. Reported OPBDA increased 2% to $4.00 billion and reported operating profit declined to $2.59 billion in the first half of the year.

Adjusted net income attributable to DIRECTV increased 3% to $1.49 billion compared with the first six months of 2012 primarily due to the higher adjusted operating profit. Also impacting the comparison was the $59 million non-cash pre-tax charge in 2013 due to the deconsolidation of DSN Northwest, as well as the $64 million charge in 2012 for the loss on the early retirement of debt. In addition, adjusted diluted earnings per share improved 21% to $2.61 due to the higher adjusted net income, as well as share repurchases made over the last twelve months. Reported net income attributable to DIRECTV declined to $1.35 billion while reported diluted earnings per share improved 10% to $2.37.

Cash flow before interest and taxes declined slightly to $2.29 billion and free cash flow declined to $1.24 billion compared to the first six months of 2012 as the higher OPBDA was more than offset by greater capital expenditures primarily at DIRECTV U.S. driven by increased cash paid for leased equipment related to higher penetration of advanced boxes to both new and existing customers. In addition, free cash flow was impacted by higher tax payments mostly related to the reversal of prior bonus depreciation deductions and timing of tax payments.

Also during the first half of 2013 but not included in free cash flow was $140 million received for the sale of investments primarily for the partial sale of the Game Show Network equity investment, cash paid for share repurchases of $1.97 billion, as well as two debt issuances by DIRECTV U.S. -- the first in January 2013 of $750 million principal amount of 1.750% senior notes due in 2018, and the second in May 2013 of €500 million (or about $650 million) aggregate principal amount of 2.750% Senior Notes due in 2023.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

DIRECTV U.S.	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except ARPU	2013	2012	2013	2012
Revenues	$5,943	$5,647	$11,733	$11,146
Average Monthly Revenue per Subscriber (ARPU) ($)	98.73	94.40	97.43	93.25
Operating Profit Before Depreciation and Amortization(1)	1,651	1,585	3,172	2,995
OPBDA Margin(1)	27.8%	28.1%	27.0%	26.9%
Operating Profit	1,241	1,216	2,356	2,254
Operating Profit Margin	20.9%	21.5%	20.1%	20.2%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	154	131	265	240
Cash paid for subscriber leased equipment - subscriber acquisitions	151	118	325	278
Cash paid for subscriber leased equipment - upgrade and retention	119	45	230	130
Cash paid for satellites	55	82	108	116
Cash Flow Before Interest and Taxes(2)	1,127	946	2,119	2,157
Free Cash Flow(3)	576	527	1,258	1,498
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	839	863	1,732	1,804
Average Monthly Subscriber Churn	1.53%	1.53%	1.49%	1.48%
Net Subscriber Additions (Disconnections)	(84)	(52)	(63)	29
Cumulative Subscribers	20,021	19,914	20,021	19,914

Second Quarter Review

In the quarter, DIRECTV U.S. revenues increased 5% to $5.94 billion compared with the second quarter of 2012 primarily due to strong ARPU growth along with a larger subscriber base. DIRECTV U.S. net subscribers declined more in the quarter principally due to lower gross subscriber additions associated with a continued focus on higher quality subscribers, as well as a more challenging competitive environment and mature industry. The average monthly churn rate in the quarter was unchanged at 1.53%. ARPU increased 4.6% to $98.73 mostly due to higher advanced receiver service fees, price increases on programming packages, higher fees for a new enhanced warranty program, and increased commercial revenues partially offset by increased promotional offers to new and existing customers as well as lower pay-per-view revenues mainly due to the timing of events. DIRECTV U.S. ended the quarter with 20.02 million subscribers compared with 19.91 million subscribers reported for the quarter ended June 30, 2012.

Second quarter OPBDA increased 4% to $1.65 billion and operating profit increased 2% to $1.24 billion. OPBDA and operating profit margin declined slightly to 27.8% and 20.9%, respectively, in the second quarter principally due to higher programming costs mostly related to programming supplier rate increases and higher upgrade and retention costs primarily associated with new customer loyalty initiatives. These increases were partially offset by lower subscriber acquisition costs related to the reduction in gross additions, as well as relatively unchanged general and administrative, subscriber services, and broadcast operations expenses in the quarter. Operating profit margin was also impacted by higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures.

DIRECTV Latin America

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Brasil and PanAmericana ended the second quarter with 5.17 million and 5.91 million subscribers, respectively. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 5.65 million subscribers as of June 30, 2013, bringing the total subscribers in the region to 16.72 million.

DIRECTV Latin America	Three Months Ended June 30,		Six Months Ended June 30,
Dollars in Millions except ARPU	2013	2012	2013	2012
Revenues	$1,686	$1,508	$3,414	$2,993
Average Monthly Revenue per Subscriber(5) (ARPU) ($)	51.13	57.20	52.82	58.80
Operating Profit Before Depreciation and Amortization(1)	455	445	835	913
OPBDA Margin(1)	27.0%	29.5%	24.5%	30.5%
Operating Profit	139	224	256	473
Operating Profit Margin	8.2%	14.9%	7.5%	15.8%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	39	83	80	127
Cash paid for subscriber leased equipment - subscriber acquisitions	252	172	447	424
Cash paid for subscriber leased equipment - upgrade and retention	117	114	233	217
Cash paid for satellites	58	42	80	64
Cash Flow Before Interest and Taxes(2)	7	89	109	157
Free Cash Flow(3)	(59)	14	(49)	(20)
Subscriber Data(4) (in 000's except Churn)
Gross Subscriber Additions	1,189	1,119	2,370	2,153
Average Monthly Total Subscriber Churn(5)	3.10%	1.80%	2.51%	1.80%
Average Monthly Post-paid Subscriber Churn(5)	2.86%	1.51%	2.31%	1.49%
Net Subscriber Additions(5)	165	645	748	1,238
Cumulative Subscribers(5)	11,077	9,116	11,077	9,116

Second Quarter Review

In the second quarter, DTVLA revenues increased 12% to $1.69 billion compared to the same period last year principally due to strong subscriber growth over the last year partially offset by a 10.6% decline in ARPU. Net additions of 165,000 were lower than the year ago period as the increase in gross additions was offset by higher churn. Gross additions increased 6% to an all-time record of 1.19 million principally due to greater middle market demand, most notably in Argentina, Brazil and Colombia. Total average monthly churn increased to 3.10% and average monthly post-paid churn increased to 2.86% mainly due to higher churn in Brazil primarily related to subscribers that were terminated due to the improper crediting of certain customer accounts, including approximately 200,000 subscribers previously reported in the Sky Brasil subscriber base on March 31, 2013(5). Also impacting churn in Brazil were more challenging economic and competitive conditions, as well as the effect of a higher mix of middle market subscribers.

The decline in ARPU to $51.13 was mainly due to the devaluation in Venezuela and unfavorable foreign exchange comparisons in Brazil and Argentina. Excluding the impact of exchange rates, ARPU increased 0.8% in the quarter principally due to price increases and more upgrades including advanced services, mostly offset by the higher penetration of lower ARPU middle market subscribers.

Also in the second quarter, OPBDA increased 2% to $455 million while OPBDA margin declined to 27.0%. The decline in OPBDA margin was primarily driven by higher subscriber acquisition costs mostly related to the record gross additions and a higher mix of pre-paid subscribers, increased general and administrative costs in part due to higher system and infrastructure costs to support the larger platform, as well as higher programming costs in Brazil mainly due to programming supplier rate increases. Second quarter operating profit declined to $139 million and operating profit margin declined to 8.2% reflecting the lower OPBDA margin and higher depreciation and amortization resulting from increased leased equipment and infrastructure capital expenditures, as well as additional depreciation associated with capitalized installation costs and subscriber equipment related to the higher subscriber churn at Sky Brasil(5).

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's second quarter 2013 earnings call will be available on the company's website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today August 1, 2013. Access to the earnings call is also available in the United States by dialing (888) 710-4011 and internationally by dialing (913) 312-1500. The conference ID number is 2130521. A replay of the call can be accessed by dialing (888) 203-1112 in the U.S. and (719) 457-0820 internationally. The replay pass code is 2130521. The replay will be available from 3:00 p.m. PT Thursday, August 1 through 3:00 p.m. PT Thursday, August 8 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 7,000 video subscribers acquired during the three months ended June 30, 2012 as well as 1,000 and 7,000 video subscribers acquired during the six months ended June 30, 2013 and June 30, 2012, respectively. DTVLA cumulative subscriber counts include these acquired customers.

(5) Based on the results of an internal investigation, DTVLA has determined that, beginning in 2012, certain employees of Sky Brasil directed activities which are inconsistent with Sky Brasil's authorized policies for subscriber retention and churn management. These activities had the effect of artificially reducing churn and increasing the Sky Brasil subscriber base during portions of 2012 and 2013. As a result, subscribers who would have previously ceased receiving Sky Brasil service are being terminated as subscribers pursuant to Sky Brasil's authorized policies. See DIRECTV's Current Report on Form 8K filed June 27, 2013 for further details. Prior year results for subscribers, churn and ARPU have not been adjusted for the findings of this investigation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to over 20 million customers in the United States and over 16.7 million customers in Latin America. DIRECTV sports and entertainment properties include two regional sports networks (Rocky Mountain and Pittsburgh) and minority ownership interests in Root Sports Northwest and Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$7,700	$7,224	$15,280	$14,270
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,275	2,997	6,471	5,961
Subscriber service expenses	554	527	1,091	1,026
Broadcast operations expenses	97	103	207	207
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	809	789	1,623	1,605
Upgrade and retention costs	374	331	742	674
General and administrative expenses	510	468	979	885
Venezuelan currency devaluation charge	—	—	166	—
Depreciation and amortization expense	731	598	1,409	1,193
Total operating costs and expenses	6,350	5,813	12,688	11,551
Operating profit	1,350	1,411	2,592	2,719
Interest income	19	11	41	23
Interest expense	(219)	(214)	(436)	(418)
Other, net	(75)	(67)	(37)	(26)
Income before income taxes	1,075	1,141	2,160	2,298
Income tax expense	(414)	(425)	(801)	(841)
Net income	661	716	1,359	1,457
Less: Net income attributable to noncontrolling interest	(1)	(5)	(9)	(15)
Net income attributable to DIRECTV	$660	$711	$1,350	$1,442
Basic earnings attributable to DIRECTV per common share	$1.19	$1.09	$2.39	$2.17
Diluted earnings attributable to DIRECTV per common share	$1.18	$1.09	$2.37	$2.16
Weighted average number of common shares outstanding (in millions):
Basic	556	651	565	664
Diluted	561	655	569	668

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	June 30, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$2,365	$1,902
Accounts receivable, net of allowances of $125 and $81	2,597	2,696
Inventories	403	412
Deferred income taxes	66	73
Prepaid expenses and other	449	471
Total current assets	5,880	5,554
Satellites, net	2,424	2,357
Property and equipment, net	6,236	6,038
Goodwill	3,987	4,063
Intangible assets, net	786	832
Investments and other assets	1,608	1,711
Total assets	$20,921	$20,555
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,355	$4,618
Unearned subscriber revenues and deferred credits	606	565
Current debt	297	358
Total current liabilities	5,258	5,541
Long-term debt	18,516	17,170
Deferred income taxes	1,510	1,672
Other liabilities and deferred credits	1,325	1,203
Commitments and contingencies
Redeemable noncontrolling interest	400	400
Total stockholders' deficit	(6,088)	(5,431)
Total liabilities and stockholders' deficit	$20,921	$20,555

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Six Months Ended June 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$1,359	$1,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,409	1,193
Venezuelan currency devaluation charge	166	—
DSN Northwest deconsolidation charge	59	—
Amortization of deferred revenues and deferred credits	(26)	(40)
Share-based compensation expense	59	58
Equity in earnings from unconsolidated affiliates	(56)	(74)
Net foreign currency transaction loss	33	30
Dividends received	35	26
Net gains from sale of investments	(8)	—
Deferred income taxes	(39)	18
Excess tax benefit from share-based compensation	(24)	(28)
Other	29	57
Change in other operating assets and liabilities:
Accounts receivable	140	208
Inventories	—	(51)
Prepaid expenses and other	22	147
Accounts payable and accrued liabilities	(322)	(154)
Unearned subscriber revenue and deferred credits	43	44
Other, net	131	133
Net cash provided by operating activities	3,010	3,024
Cash Flows From Investing Activities
Cash paid for property and equipment	(1,580)	(1,417)
Cash paid for satellites	(194)	(184)
Investment in companies, net of cash acquired	(27)	—
Proceeds from sale of investments	140	—
Other, net	(18)	26
Net cash used in investing activities	(1,679)	(1,575)

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS-(continued)
(Dollars in Millions)
(Unaudited)
	Six Months Ended June 30,
	2013	2012
Cash Flows From Financing Activities
Repayment of commercial paper (maturity 90 days or less), net	(105)	—
Proceeds from short-term borrowings	284	—
Repayment of short-term borrowings	(262)	—
Proceeds from borrowings under revolving credit facility	10	400
Repayment of borrowings under revolving credit facility	(10)	(400)
Proceeds from long-term debt	1,445	3,996
Debt issuance costs	(7)	(25)
Repayment of long-term debt	(3)	(1,500)
Repayment of other long-term obligations	(32)	(25)
Common shares repurchased and retired	(1,968)	(2,612)
Taxes paid in lieu of shares issued for share-based compensation	(61)	(52)
Excess tax benefit from share-based compensation	24	28
Other, net	4	—
Net cash used in financing activities	(681)	(190)
Effect of exchange rate changes on Venezuelan cash and cash equivalents	(187)	—
Net increase in cash and cash equivalents	463	1,259
Cash and cash equivalents at beginning of the period	1,902	873
Cash and cash equivalents at end of the period	$2,365	$2,132
Supplemental Cash Flow Information
Cash paid for interest	$389	$377
Cash paid for income taxes	702	559

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
DIRECTV U.S.
Revenues	$5,943	$5,647	$11,733	$11,146
Operating profit before depreciation and amortization (1)	1,651	1,585	3,172	2,995
Operating profit before depreciation and amortization margin (1)	27.8%	28.1%	27.0%	26.9%
Operating profit	$1,241	$1,216	$2,356	$2,254
Operating profit margin	20.9%	21.5%	20.1%	20.2%
Depreciation and amortization	$410	$369	$816	$741

SKY BRASIL
Revenues	$942	$838	$1,907	$1,719
Operating profit before depreciation and amortization (1)	262	260	573	547
Operating profit before depreciation and amortization margin (1)	27.8%	31.0%	30.0%	31.8%
Operating profit	$56	$126	$210	$277
Operating profit margin	5.9%	15.0%	11.0%	16.1%
Depreciation and amortization	$206	$134	$363	$270

PANAMERICANA
Revenues	$744	$670	$1,507	$1,274
Operating profit before depreciation and amortization (1)	193	185	262	366
Operating profit before depreciation and amortization margin (1)	25.9%	27.6%	17.4%	28.7%
Operating profit	$83	$98	$46	$196
Operating profit margin	11.2%	14.6%	3.1%	15.4%
Depreciation and amortization	$110	$87	$216	$170

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$71	$69	$133	$131
Operating profit (loss) before depreciation and amortization (1)	(25)	(21)	(6)	4
Operating loss	(30)	(29)	(20)	(8)
Depreciation and amortization	5	8	14	12

TOTAL
Revenues	$7,700	$7,224	$15,280	$14,270
Operating profit before depreciation and amortization (1)	2,081	2,009	4,001	3,912
Operating profit before depreciation and amortization margin (1)	27.0%	27.8%	26.2%	27.4%
Operating profit	$1,350	$1,411	$2,592	$2,719
Operating profit margin	17.5%	19.5%	17.0%	19.1%
Depreciation and amortization	$731	$598	$1,409	$1,193

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$5,943	$5,647	$11,733	$11,146
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,642	2,423	5,243	4,864
Subscriber service expenses	360	357	711	706
Broadcast operations expenses	71	77	152	155
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	594	614	1,223	1,260
Upgrade and retention costs	324	285	643	590
General and administrative expenses	301	306	589	576
Depreciation and amortization expense	410	369	816	741
Total operating costs and expenses	4,702	4,431	9,377	8,892
Operating profit	1,241	1,216	2,356	2,254
Interest income	1	—	1	—
Interest expense	(206)	(200)	(408)	(388)
Other, net	4	(57)	16	(56)
Income before income taxes	1,040	959	1,965	1,810
Income tax expense	(394)	(355)	(729)	(670)
Net income	$646	$604	$1,236	$1,140

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	June 30, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$1,352	$739
Accounts receivable, net of allowances of $76 and $42	2,005	2,096
Inventories	360	372
Prepaid expenses and other	151	247
Total current assets	3,868	3,454
Satellites, net	1,821	1,795
Property and equipment, net	3,411	3,290
Goodwill	3,188	3,177
Intangible assets, net	460	453
Other assets	279	321
Total assets	$13,027	$12,490
LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,168	$3,391
Unearned subscriber revenues and deferred credits	414	367
Current debt	275	358
Total current liabilities	3,857	4,116
Long-term debt	18,486	17,170
Deferred income taxes	1,406	1,386
Other liabilities and deferred credits	413	326
Commitments and contingencies
Owner's deficit	(11,135)	(10,508)
Total liabilities and owner's deficit	$13,027	$12,490

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Six Months Ended June 30,
	2013	2012
Cash Flows From Operating Activities
Net income	$1,236	$1,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	816	741
Amortization of deferred revenues and deferred credits	(26)	(40)
Share-based compensation expense	45	46
Deferred income taxes	75	66
Excess tax benefit from share-based compensation	(20)	(23)
Other	3	33
Change in other operating assets and liabilities:
Accounts receivable	141	258
Inventories	13	(49)
Prepaid expenses and other	102	241
Accounts payable and accrued liabilities	(284)	(227)
Unearned subscriber revenue and deferred credits	49	23
Other, net	36	53
Net cash provided by operating activities	2,186	2,262
Cash Flows From Investing Activities
Cash paid for property and equipment	(265)	(240)
Cash paid for subscriber leased equipment - subscriber acquisitions	(325)	(278)
Cash paid for subscriber leased equipment - upgrade and retention	(230)	(130)
Cash paid for satellites	(108)	(116)
Investment in companies, net of cash acquired	(21)	—
Proceeds from sale of investments	12	—
Other, net	2	—
Net cash used in investing activities	(935)	(764)
Cash Flows From Financing Activities
Repayment of commercial paper (maturity 90 days or less), net	(105)	—
Proceeds from short-term borrowings	284	—
Repayment of short-term borrowings	(262)	—
Proceeds from borrowings under revolving credit facility	10	400
Repayment of borrowings under revolving credit facility	(10)	(400)
Proceeds from issuance of long-term debt	1,390	3,996
Debt issuance costs	(7)	(25)
Repayment of long-term debt	—	(1,500)
Repayment of other long-term obligations	(12)	(9)
Cash dividends paid to Parent	(1,950)	(3,450)
Excess tax benefit from share-based compensation	20	23
Other, net	4	—
Net cash used in financing activities	(638)	(965)
Net increase in cash and cash equivalents	613	533
Cash and cash equivalents at beginning of the period	739	232
Cash and cash equivalents at end of the period	$1,352	$765
Supplemental Cash Flow Information
Cash paid for interest	$360	$348
Cash paid for income taxes	502	311

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$1,179	$1,028	$2,286	$2,336
Adjustments:
Cash paid for interest	(64)	(122)	(389)	(377)
Interest income	19	11	41	23
Income taxes paid	(608)	(446)	(702)	(559)
Subtotal - Free Cash Flow	526	471	1,236	1,423
Add Cash Paid For:
Property and equipment	832	664	1,580	1,417
Satellites	116	126	194	184
Net Cash Provided by Operating Activities	$1,474	$1,261	$3,010	$3,024
(2) and (3) - See footnotes above
Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating profit before depreciation and amortization	$2,081	$2,009	$4,001	$3,912
Subtract: Depreciation and amortization	731	598	1,409	1,193
Operating profit	$1,350	$1,411	$2,592	$2,719

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is expected to be filed with the SEC in August 2013.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$7,700	$7,224	$15,280	$14,270

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$2,081	$2,009	$4,167	$3,912
OPBDA growth excluding Venezuelan currency devaluation charge	3.6%		6.5%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit before depreciation and amortization	2,081	2,009	4,001	3,912
Subtract: Depreciation and amortization	731	598	1,409	1,193
Operating profit	$1,350	$1,411	$2,592	$2,719
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	27.0%	27.8%	27.3%	27.4%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$7,700	$7,224	$15,280	$14,270

Operating profit excluding the Venezuelan currency devaluation charge	$1,350	$1,411	$2,758	$2,719
Operating Profit growth excluding Venezuelan currency devaluation charge	(4.3)%		1.4%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit	$1,350	$1,411	$2,592	$2,719
Operating profit margin excluding the Venezuelan currency devaluation charge	17.5%	19.5%	18.0%	19.1%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$660	$711	$1,486	$1,442
Subtract: Venezuelan after-tax currency devaluation charge	—	—	136	—
Net income attributable to DIRECTV	$660	$711	$1,350	$1,442
Net Income growth excluding Venezuelan currency devaluation charge	(7.2)%		3.1%
Diluted Weighted Average Shares	561	655	569	668
Adjusted Diluted Earnings Per Common Share	$1.18	$1.09	$2.61	$2.16
Adjusted Diluted Earnings Per Common Share growth excluding Venezuelan currency devaluation charge	8.3%		20.8%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$7	$89	$109	$157
Adjustments:
Cash paid for interest	(13)	(13)	(30)	(27)
Interest income	16	11	31	23
Income taxes paid	(69)	(73)	(159)	(173)
Subtotal - Free Cash Flow	(59)	14	(49)	(20)
Add Cash Paid For:
Property and equipment	39	83	80	127
Subscriber leased equipment - subscriber acquisitions	252	172	447	424
Subscriber leased equipment - upgrade and retention	117	114	233	217
Satellites	58	42	80	64
Net Cash Provided by Operating Activities	$407	$425	$791	$812
(2) and (3) - See footnotes above

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$1,686	$1,508	$3,414	$2,993

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$455	$445	$1,001	$913
OPBDA growth excluding Venezuelan currency devaluation charge	2.2%		9.6%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit before depreciation and amortization	455	445	835	913
Subtract: Depreciation and amortization	316	221	579	440
Operating profit	$139	$224	$256	$473
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	27.0%	29.5%	29.3%	30.5%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues	$1,686	$1,508	$3,414	$2,993

Operating profit excluding the Venezuelan currency devaluation charge	$139	$224	$422	$473
Operating Profit growth excluding Venezuelan currency devaluation charge	(37.9)%		(10.8)%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit	$139	$224	$256	$473
Operating profit margin excluding the Venezuelan currency devaluation charge	8.2%	14.9%	12.4%	15.8%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating profit	$1,241	$1,216	$2,356	$2,254
Adjustments:
Subscriber acquisition costs (expensed)	594	614	1,223	1,260
Depreciation and amortization	410	369	816	741
Cash paid for subscriber leased equipment - upgrade and retention	(119)	(45)	(230)	(130)
Pre-SAC Margin	$2,126	$2,154	$4,165	$4,125
Pre-SAC Margin as a percentage of revenue	35.8%	38.1%	35.5%	37.0%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$1,127	$946	$2,119	$2,157
Adjustments:
Cash paid for interest	(50)	(109)	(360)	(348)
Interest income	1	—	1	—
Income taxes paid	(502)	(310)	(502)	(311)
Subtotal - Free Cash Flow	576	527	1,258	1,498
Add Cash Paid For:
Property and equipment	154	131	265	240
Subscriber leased equipment - subscriber acquisitions	151	118	325	278
Subscriber leased equipment - upgrade and retention	119	45	230	130
Satellites	55	82	108	116
Net Cash Provided by Operating Activities	$1,055	$903	$2,186	$2,262

(2) and (3) - See footnotes above
* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

DIRECTV U.S. Non-GAAP Financial Measure SAC Calculations
(Dollars in Millions, Except Per Subscriber Amounts)
(Unaudited)
DIRECTV HOLDINGS LLC (DIRECTV U.S.)
SAC Calculation
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Subscriber acquisition costs (expensed)	$594	$614	$1,223	$1,260
Cash paid for subscriber leased equipment - subscriber acquisitions	151	118	325	278
Total acquisition costs	$745	$732	$1,548	$1,538
Gross subscriber additions (000's)	839	863	1,732	1,804
Average subscriber acquisition costs - per subscriber (SAC)	$888	$848	$894	$853

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, 212-205-0882
or
Investor Relations:
310-964-0808